FLOTEK WELCOMES HARSHA V. AGADI TO BOARD OF DIRECTORS

HOUSTON, August 6, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) welcomes Harsha V. Agadi to its Board of Directors. He will also serve as the chair of the Compensation Committee.

For more than 30 years, Agadi has held senior executive positions at Fortune 50 companies and has been a serial president and Chief Executive Officer (CEO) for numerous classic American brands, including Crawford & Company, Friendly’s Ice Cream Corporation, Church’s Chicken, Inc. and Little Caesar’s Enterprises.

Agadi is a seasoned board member, with extensive experience leading compensation committees, having previously served as compensation committee chair for two publicly traded companies: Belmond Ltd., a worldwide hospitality and leisure company, and Crawford & Company, the world's largest publicly listed independent claims management company.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: “We are honored to welcome Harsha to Flotek’s board. He is a passionate, experienced global leader who has leveraged his skills in identifying strengths in business and people – while championing diversity as a primary platform for excellence – to build successful global brands throughout his highly accomplished career. He joins us as the Company launches our commercial sanitizer and surface cleaning business, and will contribute deep knowledge, insights and relationships in food service and leading quick service restaurant brands – a significant commercial market opportunity for our high-quality products. I look forward to partnering with him and the board to continue to advance our strategy of diversifying our business, while building on our existing strengths to capture high-growth, high-margin opportunities.”

Agadi said, “I’m truly honored to serve on the Flotek board and sit alongside an extremely able and seasoned Chairman and CEO, John W. Gibson, Jr., who is an innovative, thought leader in energy technology. As the Company leverages its specialty chemistry expertise to address the market need for high-quality sanitizers, I look forward to contributing strategic insights and that can help the Company accelerate its growth.”

Agadi is currently the Chairman and CEO of GHS Holdings, LLC, an investing and restaurant consulting business. From 2015-2020, he was president and CEO of Crawford & Company. Prior to his role at Crawford, he was Chairman of the Board for Quizno’s LLC and the Krystal Company. Prior to that, Agadi was Chairman and CEO of Friendly’s Ice Cream LLC, a restaurant chain which provides ice cream desserts and sandwiches, following his role as President and CEO of Church’s Chicken, a franchised quick service chicken restaurant with operations in 20 plus countries around the world. He continues to serve on the boards of Diversified Foodservice Supply, Inc, a leading private distributor of supplies and equipment to the foodservice industry, and Crawford and Co. He is also Chairman of the SKSVMA College of Engineering and Agadi Sunrise Hospital Private Limited in India.

Born in Bangalore, India, Agadi is the great grandson of the first Indian aviator. His past recognitions include being named 2017 Most Admired CEO by Atlanta Business Chronicle for his leadership at Crawford and in 2019, receiving the B’nai B’rith International Distinguished Achievement Award, which acknowledges the accomplishments of key community and business leaders from around the world. He received a Master of Business Administration from the Fuqua School of Business at Duke University and a Bachelor of Commerce from University of Mumbai.

About Flotek
Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through data-driven platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.  Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Contact:
Danielle Allen
Senior Vice President, Chief of Staff
E: DAllen@flotekind.com
P: (713) 726-5322

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